Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NeuroBo Pharmaceuticals, Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252412, 333-220315, 333-217296, 333-256135 and 333-269365), Form S-1 (No. 333-267482) and Form S-8 (No. 333-237535, 333-232667, 333-225435, 333-222675, 333-213946 and 333-213014) of NeuroBo Pharmaceuticals, Inc. of our report dated March 30, 2023, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 30, 2023